Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement on Form S-1 of Fifth District Bancorp, Inc. of our report dated March 8, 2024, relating to the financial statements of Fifth District Savings Bank appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

Franklin, Tennessee

May 3, 2024

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